Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. Announces Termination of Agreement to Sell its Business in Spain to a Subsidiary of JCDecaux Following Regulatory Review

SAN ANTONIO, TX, October 28, 2024 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today announced that a subsidiary of JCDecaux SE has terminated the previously announced agreement to acquire the Company’s business in Spain after deciding to withdraw its regulatory filing with the Spanish National Markets and Competition Commission (the “CNMC”) in light of the commitments required by the CNMC. The Company will continue operating its business in Spain and remains focused on executing its strategic priorities in its America and Airports segments.

“We at Clear Channel respect the regulatory process and have fully complied with requests from the CNMC, acting in good faith to enable JCDecaux to receive approval and complete the transaction,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor. “Over the course of the seventeen-month period since the agreement was announced, our business in Spain has performed well despite the distractions inherent in a sales process. With this development, we will continue to operate our assets in Spain and serve our customers. We will not change our focus on delivering our strategic plan, including the Europe-North and Latin American sales processes, and we remain committed to our ultimate goals of organically growing cash flow and reducing leverage on our balance sheet.”

Wells continued, “I would like to express my gratitude to all our European teams for their hard work through this process, and especially to our colleagues in Spain for their focus and dedication as they drove strong business results against the backdrop of this regulatory review.”

About Clear Channel Outdoor Holdings

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.

For further information, please contact:

Press:

FGS Global

Jared Levy/Stephen Pettibone/Hayley Cook

212-687-8080

ClearChannel@fgsglobal.com

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “would,” “estimate,” “forecast,” “goals,” “potential,” “targets” and similar words and expressions are intended to identify such forward-looking statements. Any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our strategies with respect to our business plans and strategies; our cash flows, liquidity and balance sheet; the sales processes of our European-North and Latin American businesses; expectations with respect to our business in Spain; and our expectations with respect to our America and Airports segments are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, including optimizing our portfolio, and the fact that we may not realize the anticipated benefits therefrom; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; the impact of the processes to sell our businesses comprising our Europe-North segment and our businesses in Latin America; the impact of the recent dispositions of the businesses in our Europe-South segment, as well as other strategic transactions or acquisitions; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; volatility of our stock price; our dependence on our management team and other key individuals; and certain other factors set forth in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.